     As filed with the Securities and Exchange Commission on June 24, 1994.
                                                      Registration No. 33-
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                         ------------------------------

                        HARTE-HANKS COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

                     Delaware                         74-1677284
          -------------------------------          -------------------
          (State or other jurisdiction of           (I.R.S. Employer
          incorporation or organization)            Identification No.)

                            200 CONCORD PLAZA DRIVE
                                   SUITE 800
                            SAN ANTONIO, TEXAS 78216
                                 (210) 829-9000

       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                        ------------------------------

       HARTE-HANKS COMMUNICATIONS, INC. 1994 EMPLOYEE STOCK PURCHASE PLAN

                             (Full title of Plan)

                        ------------------------------

                 DONALD R. CREWS                  COPY TO: ALAN J. BOGDANOW
           SENIOR VICE PRESIDENT, LEGAL              HUGHES & LUCE, L.L.P.
              200 CONCORD PLAZA DRIVE            1717 MAIN STREET, SUITE 2800
                    SUITE 800                         DALLAS, TEXAS 75201
              SAN ANTONIO, TEXAS 78216
                   (210) 829-9000
       (Name, address, and telephone number,
     including area code, of agent for service)

                        ------------------------------

                       CALCULATION OF REGISTRATION FEE

- ----------------------------------------------------------------------------------------------------------------------
        TITLE OF EACH CLASS           AMOUNT            PROPOSED MAXIMUM        PROPOSED MAXIMUM            AMOUNT OF
           OF SECURITIES              TO BE              OFFERING PRICE             AGGREGATE             REGISTRATION
         TO BE REGISTERED         REGISTERED(1)           PER SHARE(2)           OFFERING PRICE                FEE
- ----------------------------------------------------------------------------------------------------------------------
 Common Stock,                       300,000                 $19.00                $5,700,000               $1,966.00
 $1.00 par value
- ----------------------------------------------------------------------------------------------------------------------

 (1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, there are also being registered such additional shares of Common Stock as may become issuable pursuant to the antidilution provisions of the Stock Option Plans.
 (2) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices reported for a share of Harte-Hanks Communications, Inc. Common Stock on June 23, 1994, as reported by the New York Stock Exchange, all in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended.


                        ------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.   PLAN INFORMATION.

     Not required to be filed with this Registration Statement.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     Not required to be filed with this Registration Statement.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents are incorporated by reference in this Registration Statement, except to the extent that any statement or information therein is modified or superseded by a statement or information contained in any other subsequently filed document incorporated herein by reference. Any statement so modified will not be deemed a part of this Registration Statement, except as so modified, and any statement so superseded will not be deemed part of this Registration Statement.

     (a) The Registrant's latest Annual Report (the "Annual Report") filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements of the Registrant for the Registrant's latest fiscal year.

     (b) All reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the year covered by the audited financial statements contained in the Annual Report referred to in (a) above.

     (c) The description of the Registrant's Common Stock contained in the Registrant's Form 8- A Registration Statement, filed with the Commission on October 7, 1993, and including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     A member of the firm of Hughes & Luce, L.L.P., which has passed on the validity of the shares of Common Stock registered hereunder, serves as co-trustee of trusts owning, in the aggregate, 1,250,002 shares of Common Stock. Such member has no pecuniary interest in the trusts.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Amended and Restated Certificate of Incorporation provides that no director of the Registrant will be personally liable to the Registrant or any of its stockholders for monetary damages arising from the director's breach of the duty of care as a director, with certain limited exceptions.

     Pursuant to the provisions of Section 145 of the Delaware General Corporation Law, every Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

     To the extent any of the persons referred to in the two immediately preceding paragraphs is successful in the defense of the actions referred to therein, such person is entitled, pursuant to Section 145, to indemnification as described above.

     The Registrant's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for indemnification to officers and directors of the Registrant to the fullest extent permitted by the Delaware General Corporation Law.

     The Registrant maintains a policy of liability insurance to insure its officers and directors against losses resulting from certain wrongful acts committed by them in their capacity as officers and directors of the Registrant.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

     The Exhibits to this Registration Statement are listed in the Index to Exhibits on page II-8 of this Registration Statement, which Index is incorporated herein by reference.

ITEM 9.   UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the

          Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 23, 1994.

                                               HARTE-HANKS COMMUNICATIONS, INC.

                                               By: /s/ LARRY FRANKLIN
                                                   Larry Franklin,
                                                   President and Chief
                                                   Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Larry Franklin and Donald R. Crews, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, and any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

     Signature                                      Date
     ---------                                      ----

/s/ LARRY FRANKLIN                              June 23, 1993
Larry Franklin
Director, President and
Chief Executive Officer

/s/ PETER T. FLAWN                              June 23, 1993
Dr. Peter T. Flawn
Director

/s/ CHRISTOPHER M. HARTE                        June 23, 1993
Christopher M. Harte
Director

/s/ EDWARD H. HARTE                             June 23, 1993
Edward H. Harte
Director

/s/ HOUSTON H. HARTE                            June 23, 1993
Houston H. Harte
Director

/s/ JAMES L. JOHNSON                            June 23, 1993
James L. Johnson
Director

/s/ ANDREW B. SHELTON                           June 23, 1993
Andrew B. Shelton
Director

/s/ RICHARD L. RITCHIE                          June 23, 1993
Richard L. Ritchie
Senior Vice President
Finance and Chief Financial
and Accounting Officer

                               INDEX TO EXHIBITS

Exhibit                                                      Sequentially
Number                     Exhibit                          Numbered Page
- -------   -----------------------------------------------   -------------
4(a)      Amended and Restated Certificate
          of Incorporation (filed as Exhibit 3(a).
          to the Registrant's Form 10-K for
          the year ended December 31, 1993 and
          incorporated herein by reference).

4(b)      Amended and Restated Bylaws (filed
          as Exhibit 3(b) to the Registrant's
          Registration Statement on Form S-2,
          Registration No. 33-69202, and
          incorporated herein by reference).

*4(c)     Harte-Hanks Communications, Inc.
          1994 Employee Stock Purchase Plan.

*5        Opinion of Hughes & Luce, L.L.P.

*23(a)    Consent of Hughes & Luce, L.L.P.
          (contained in Exhibit 5).

*23(b)    Consent of KPMG Peat Marwick.

24        Power of Attorney is found on page
          II-6 hereof.

- ------------------------
*         Filed herewith





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